Exhibit 5.2

750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202	Telephone 410-244-7400 Facsimile 410-244-7742	www.venable.com

August 1, 2008
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston Salem, NC 27105
          Re:      Hanesbrands Inc.- Registration Statement on Form S-3
Ladies and Gentlemen:
          We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of securities (collectively, the “Securities”) consisting of: (i) debt securities (the “Debt Securities”) of the Company; (ii) shares of common stock, par value $.01 per share (the “Common Stock”), of the Company, including associated preferred stock purchase rights (the “Rights”) to purchase one one-thousandth of a share of Junior Participating Preferred Stock, Series A, $.01 par value per share, of the Company, the terms of which are set forth in a Rights Agreement, dated as of September 1, 2006 (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, as Rights Agent; (iii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), of the Company; (iv) warrants (“Warrants”) to purchase shares of Common Stock or Preferred Stock or Debt Securities; (v) depositary shares (the “Depositary Shares”) of the Company, each representing a fraction of a share of Preferred Stock; (vi) stock purchase contracts (“Contracts”) to purchase shares of Common Stock; and (vii) stock purchase units (“Units”) that include Contracts and either Debt Securities or debt obligations of third parties, each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the 1933 Act;

Hanesbrands Inc.
August 1, 2008

          2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          5. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the issuance of the Securities, certified as of a recent date by an officer of the Company;
          6. The Rights Agreement;
          7. A certificate executed by an officer of the Company, dated as of the date hereof; and
          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied

Hanesbrands Inc.
August 1, 2008

upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. Upon the issuance of any (i) shares of Common Stock, (ii) shares of Common Stock which may be issued upon conversion of any shares of Preferred Stock convertible into Common Stock, (iii) shares of Common Stock which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Common Stock, or (iv) shares of Common Stock which may be issued upon the exercise of any of the Contract, Units or Warrants (together, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Charter.
          6. Upon the issuance of any (i) shares of Preferred Stock, (ii) shares of Preferred Stock which may be issued upon conversion of any shares of Preferred Stock of another class or series, (iii) shares of Preferred Stock which may be issued to underlie any Depositary Shares, (iv) shares of Preferred Stock which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Preferred Stock, or (v) shares of Preferred Stock which may be issued upon the exercise of any of the Warrants (together, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue under the Charter.
          7. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.
          8. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to shares of Preferred Stock, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).
          The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

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August 1, 2008

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.
          2. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.
          3. Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable. The Rights have been duly authorized and, when issued in accordance with the Charter, the Resolutions and the Rights Agreement, will be validly issued.
          4. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.
          5. Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.
          6. Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.
          7. Upon the completion of all Corporate Proceedings relating to the Contracts, the Rights will be duly authorized for issuance.
          8. Upon the completion of all Corporate Proceedings relating to the Units, including all Corporate Proceedings relating to the Securities sold together as Units, the Units will be duly authorized for issuance.
          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Hanesbrands Inc.
August 1, 2008

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP